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                                                                   Exhibit 10(s)

                      Form of Special Severance Agreement
                        (As amended September 26, 1996)


                                    [Date]


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Dear __________:

     The following supersedes and replaces in its entirety our letter agreement of ________ with you relating to severance in the event of a Change in Control of Olin Corporation ("Olin").

     1. This agreement shall be binding immediately upon its execution and delivery, but it shall not be operative unless and until there has been a Change in Control of Olin Corporation ("Olin"), as defined below. In the event that this agreement shall not have become operative by September 30, 1999, it shall not thereafter become operative or be of any force or effect, notwithstanding the occurrence of a Change in Control, unless the Board of Directors of Olin shall have taken action expressly to reapprove this agreement.

     2.  For purposes of this agreement, the following definitions apply:

         (a)  "Change in Control" means:

              (i) Olin ceases to be, directly or indirectly, owned by at least 1,000 stockholders;

              (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than Olin, a majority-owned subsidiary of Olin or an employee benefit plan of Olin or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13d-3 under the Act) of 20% or more of the outstanding voting stock of Olin;

              (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute Olin's Board of Directors (together with any new Director whose election by
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                     Olin's Board of Directors or whose nomination for election by Olin's stockholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Directors then in office; or

              (iv) all or substantially all of the business of Olin is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or Olin combines with another company and is the surviving corporation (unless the shareholders of Olin immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company).

         (b) "Cause includes dishonesty, misconduct, insubordination or violation of, or extended deviation from, any reasonable Olin rule or policy.

         (c) "Olin" includes a successor of Olin Corporation (whether direct or indirect) by purchase, merger, consolidation or otherwise.

         (d) "Termination" means termination by Olin of your employment within 18 months following a Change in Control other than for Cause. Anything herein to the contrary notwithstanding, the following shall also be deemed a "Termination" for purposes of this agreement:

              (i) termination of your employment with Olin at your election within 24 months following a Change in Control, because Olin shall have changed your position within Olin to a position involving a diminution in your status, level of reporting, or compensation as in effect immediately prior to the Change in Control, or to a position which requires a relocation on your part and Olin shall not have offered to reimburse you fully for all of your relocation costs;

              (ii) termination of your employment with Olin at your election within 24 months following a Change in Control, if at the time you are at least 55 and have at least 10 years of creditable service under an Olin retirement plan and Olin shall have required you to relocate your principal office to a location
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                     outside of the general area in which it was located
                     immediately prior to the Change in Control.

     3. (a) In the event of your Termination, Olin will pay you an amount ("Special Severance") equal to the sum of:

              (i) 12 months salary at the higher of your base rate of salary in effect at Olin immediately prior to the Change in Control or on the date of Termination; plus

              (ii) an amount equal to the greater of (a) the average of your bonus awards under Olin's incentive compensation plan for the three calendar years immediately preceding the year in which Termination occurs or (b) your standard award for the year in which Termination occurs.

         (b) During the 12-month period following your Termination, you and your dependents shall continue to be entitled to coverage under the medical and dental insurance plans of Olin, and you shall continue to be entitled to coverage under the life insurance plans (other than travel/accident) of Olin, in which you participated prior to Termination.

         (c) Payment of Special Severance will be made to you (i) over a twelve month period in equal monthly installments commencing with the month following the month in which your Termination occurs or (ii) at your election, within 30 days of the date of your Termination in a lump sum discounted to present value at a discount rate of 7-1/2% per annum applied to each future payment from the time it would have ordinarily become payable pursuant to clause (i) to the date of your Termination; provided, however, there shall be deducted from amounts payable to you under paragraph (a) all amounts in the nature of severance paid to you under the applicable severance policy of Olin or under any special arrangements which may have been entered into by you with Olin with respect to termination of your Olin employment.

         (d) Nothing in this Agreement shall be deemed to limit any provision of the Performance Unit Plan, a stock option plan or other employee benefit plan of Olin which may apply in the event of a Change in Control.

         (e) You shall accrue no vacation during the 12 months following the date of Termination but shall be entitled to payment for accrued and unused vacation for the then current year.
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         (f)  You shall not be entitled to an MICP award for the calendar year of Termination if Termination occurs during the first calendar quarter. If Termination occurs during or after the second calendar quarter, you shall be entitled to prorated MICP award for the calendar year of Termination which shall be determined by multiplying your then current MICP standard by a fraction the numerator of which is the number of weeks in the calendar year prior to the Termination and the denominator of which is 52. You shall accrue no MICP award during the 12 months following the date of Termination. For purposes of this paragraph, "MICP" shall mean the annual cash incentive plan or program in effect at the time of Termination.

     4. The amount of payments provided for in this agreement shall not be reduced by the amount of compensation, if any, which you may receive from other employers following your Termination.

     5. In the event that after a Change in Control your operating unit is to be sold and you are to be transferred to the purchaser of such operating unit, and your prospective new employer will not agree to assume this agreement in its entirety, then you shall be entitled to terminate your employment with Olin prior to the sale and receive from Olin the payments contemplated by paragraph 3 above, unless Olin shall have agreed to pay you the difference between the amount of such payments your prospective new employer is prepared to assume and the amount payable hereunder.

     6.  Anything in this agreement to the contrary notwithstanding:

         (a) In the event that you cease to be employed by Olin for any reason, whether at your election or that of Olin, prior to a Change in Control, this agreement shall not thereafter become operative or be of any force or effect notwithstanding the occurrence of a Change in Control.

     7.  No Employment Rights.  This Agreement shall not be deemed to confer
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upon you a right to continued employment with Olin.
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     8.  Disputes/Arbitration.
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         (a)  Any dispute or controversy arising under or in connection with this agreement shall be settled exclusively by arbitration at Olin's corporate headquarters in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid during the pendency of any dispute or controversy arising under or in connection with this agreement.

         (b) Olin shall pay all reasonable legal fees and expenses which you may incur to enforce this agreement unless you had no reasonable basis for the claim. Should
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              Olin dispute your entitlement to such fees and expenses, the burden of proof shall be on Olin to establish that you had no reasonable basis for the claim.

                                          Very truly yours,

                                          OLIN CORPORATION



                                          By:
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Agreed:



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